UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): January 25, 2022

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 2.02	Results of Operations and Financial Condition.
X4 Pharmaceuticals, Inc. (the “Company”) intends to share with investors the amount of cash, cash equivalents and restricted cash it had on hand as of December 31, 2021, as well as the principal amount of outstanding debt, its number of outstanding shares of common stock and outstanding warrants to purchase common stock as of December 31, 2021. Although the Company has not finalized its financial results for the twelve months ended December 31, 2021, the Company preliminarily estimates that its cash, cash equivalents and restricted cash as of December 31, 2021 was approximately $83.0 million, and the principal amount of its debt outstanding as of December 31, 2021 was $32.5 million. Additionally, as of December 31, 2021, the Company had 28,127,657 shares of common stock outstanding, outstanding Class A warrants to purchase up to 3,886,154 shares of common stock at an exercise price of $13.20 per share, outstanding Class B warrants to purchase up to 5,416,667 shares of common stock at an exercise price of $3.65 per share, outstanding pre-funded warrants to purchase up to 1,750,000 shares of common stock at an exercise price of $0.001 per share and outstanding pre-funded warrants to purchase up to 2,058,032 shares of common stock at an exercise price of $0.01 per share.

The information in this Item 2.02 is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2021 and its results of operations for the three months and year ended December 31, 2021. The audit of the Company’s financial statements for the year ended December 31, 2021 is ongoing. The Company’s actual consolidated cash, cash equivalents and restricted cash balance, the shares of common stock outstanding and the outstanding warrants to purchase common stock as of December 31, 2021 may differ from these estimates due to the completion of the Company’s year-end closing and auditing procedures.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure
On January 25, 2022, the Company posted an updated corporate presentation on the Company’s website. To access the presentation, investors should visit the “Investors” section of the Company’s website at www.x4pharma.com.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events
On January 25, 2022, the Company updated its clinical development pipeline chart. A copy of the Company’s pipeline chart is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Clinical Development Pipeline Chart as of January 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: January 25, 2022	By:	/s/ Derek Meisner
Derek Meisner
Chief Legal Officer